Exhibit 99


           The Allied Defense Group CEO Provides 2003, 2004 Outlook
                      In Special Letter to Shareholders

             CEO Sees Bright and Exciting Future for the Company

    VIENNA, Va., Feb. 26 /PRNewswire-FirstCall/ -- The Allied Defense Group, Inc. (Amex: ADG) announces it issued a Special Letter to Shareholders in an effort to update existing Allied Defense investors on the current status of the Company. Text of the letter follows:

    "Dear Fellow Shareholders,

    The Allied Defense Group strategic vision for the future continues to be growth over the long-term. To accomplish this mission, we continue to rely upon the performance of our strategic portfolio of defense and security businesses, as well as take advantage of attractive opportunities that may arise on the acquisition front. This vision led us to a position of stability today and will continue to guide and shape Allied Defense into the future.

    Reviewing 2003
    We are in the process of completing our year-end financial statements. We are scheduled to report our 2003 earnings March 2, 2004.
    Our European subsidiaries have had an excellent year. MECAR continues to serve its long-term customer base and has begun to reap the benefits of its customer diversification efforts. This will result in another above-average year for MECAR. In addition, the VSK Group's diversification efforts resulted in a 30% increase in product exports and the subsidiary will report its best year ever.
    Several factors outside our control affected our domestic subsidiaries. Delays in Department of Homeland Security funding appropriations adversely affected sales at NS Microwave. Orders began to flow later in the year, which benefited the fourth quarter but not enough to salvage the year. Titan Dynamics has been undergoing a U.S. Navy/Marine Corps sponsored $1.5 million safety certification program that is scheduled for successful completion in the second half of 2004. During 2003, Titan's sales potential suffered for lack of the certification. SeaSpace Corporation was affected by lower margins from its X-band product sales and increased competition. We have aggressively taken steps throughout the year to "right size" our U.S. companies. Customer diversification, implementation of new leadership, a reduction of the workforce, and material cost reduction efforts were components to the "right sizing."
    The growth at the European subsidiaries offset the losses experienced by the U.S. subsidiaries, ensuring a profitable year overall. Preliminary financial results show growth of consolidated revenue and lower net earnings for 2003, compared to our earnings for 2002, as a result of the U.S. subsidiary losses. I am proud to report that the Company produced its seventeenth consecutive profitable quarter.
    In addition, we commenced a series of business initiatives in 2003 aimed at enhancing the profitability of our subsidiaries. We are very excited about those initiatives and look forward to the benefits of each.

    2004 Goals
    My initial report to you was less than one year ago, July 2, 2003, when I reported my five primary areas of concentration: Grow Shareholder Value, Improve Corporate Profitability, Support the ADG Acquisition Strategy, Focus on the Corporate Vision, Enhance the Corporate Culture. The ADG goals for 2004 continue to support and enhance those efforts and keep us on target to achieve our strategic corporate vision:

    * Enhance the profitability of our four U.S. subsidiaries
    * Complete composition of our North American Credit Facility
    * Acquire a mid-sized company to provide increased strategic stability
    * Facilitate the establishment and integration of our newest U.S. subsidiary, MECAR USA
    * Aggressively expand our worldwide customer base

    We are focused on long-term success for Allied Defense and will strive to propel the Company along that path.

    2004 Outlook
    Those of you who have followed Allied Defense for a long period of time recognize that the Company has been extremely fortunate in the last few years. We have enjoyed several large and lucrative MECAR contracts that temporarily accelerated our growth. These contracts and customer relationships have also enabled us to build a strong business and market presence upon which to grow in the future. As a larger, more diverse company, Allied Defense is well positioned to deliver substantial revenue and earnings.
    Although our dependency on MECAR has somewhat declined over the last few years, the firm is still our primary source of revenue and has a major impact on the financial results for the Company. MECAR had very profitable years in 2002 and 2003. The backlog from a very large order received in early 2002 was, for the most part, exhausted in 2003. The absence of large orders at MECAR will translate into a more normal level of production in 2004. The subsidiary is expected to remain profitable, but on a smaller scale than in recent years. We fully intend to compete for and win more of those large contracts. In fact, we are in competition for a large contract at this time and like our chances for success. The results for that contract award are not expected until late in 2004.
    The VSK Group had its best year ever in 2003 and is expected to repeat that same accomplishment in 2004.
    Our U.S. subsidiaries have been "right sized" for profitability in 2004 and are expected to perform considerably better than in 2003.
    Our newest subsidiary, MECAR USA, is expected to commence operations in the fourth quarter of 2004 and we are very excited about its prospects. MECAR USA provides us the opportunity to exploit our current MECAR technologies to address a $1.5 billion annual market in the United States. The new company will initially manufacture ammunition and pyrotechnics components to meet domestic and international defense requirements. MECAR USA will be based in Marshall, Texas, and will share a facility with Titan Dynamics.
    We look forward to producing solid, expected results, accentuated by very profitable contracts, long into the future.

    Our Exciting Future
    We are proud of our track record and our optimism grows daily about the opportunities for Allied Defense in the coming years. Our forward looking growth strategy and future potential make the Company a compelling investment. Your management team is dedicated to increasing the value of your investment in The Allied Defense Group. We are incredibly privileged to play a role in the enrichment of this Company and will continue to serve its owners, the shareholders.

    Sincerely,

    John G. Meyer, Jr.
    Chief Executive Officer and President"

    The letter was signed with a handwritten note from Major General (Ret.) Meyer, "As your CEO, I must and will focus on ADG's vision for the future. The outlook is bright, exciting, and full of opportunity. As always, I am available should you desire to speak with me on any subject concerning our company."

    About The Allied Defense Group, Inc. (formerly Allied Research
Corporation)
    The Allied Defense Group, Inc. is a diversified international defense and security firm which: develops and produces conventional ammunition marketed to defense departments worldwide; designs, produces and markets sophisticated electronic and microwave security systems principally for European and North American markets; manufactures battlefield effects simulators and other training devices for the military; and designs and produces state-of-the-art weather and navigation software, data, and systems for commercial and military customers.
    For more Information, please visit the Company web site: www.allieddefensegroup.com

    Certain statements contained herein are "forward looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

    CONTACT: Crystal B. Leiderman (Bedwell), Manager, Investor Relations, +1-800-847-5322, or Jim Drewitz, Investor Relations, +1-972-355-6070, both of Allied Defense Group, Inc.

SOURCE  Allied Defense Group, Inc.
    -0-                             02/26/2004
    /CONTACT: Crystal B. Leiderman (Bedwell), Manager, Investor Relations, +1-800-847-5322, or Jim Drewitz, Investor Relations, +1-972-355-6070, both of Allied Defense Group, Inc./
    /Web site:  http://www.allieddefensegroup.com/
    (ADG)

CO:  Allied Defense Group, Inc.
ST:  Virginia
IN:  ARO
SU:  ERP